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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               FORM 8-K / A NO. 1

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 23, 2000
                          ----------------------------
                                (Date of Report)


                               Claimsnet.com inc.
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     001-14665              75-2649230
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)


          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
         --------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

         General

         On April 18, 2000, Claimsnet.com inc., a Delaware corporation (the"Company"), through its wholly-owned subsidiary, HealthExchange.com, Inc., a Delaware corporation ("HECOM"), acquired from VHx Company, a Nevada corporation ("VHx"), substantially all of the properties and assets, the business and goodwill related to the HealthExchange(TM), BenefitExchange(TM) and CareExchange(TM) product suite (together, "HealthExchange") under development by VHx, including the HealthExchange.com name and HealthExchange, BenefitExchange and CareExchange trademarks, development and business contracts, and assume certain liabilities in exchange for (i) $300,000 cash at closing, (ii) 1,200,000 shares of common stock, par value $.001 per share (the "Common Stock"), (iii) 13,767 shares of Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and 13,767 shares of Series B 8% Convertible Redeemable Preferred Stock (the "Series B Preferred Stock," and, together with the Series A Preferred Stock, the "Preferred Stock"), (iv) the cancellation of $2,013,742 owed by VHx to the Company, (v) options to purchase 175,000 shares of common stock at a price of $8.00 per share, and (vi) the assumption of liabilities in the amount of $500,000.

         The Common Stock and the Preferred Stock are subject to an escrow agreement and the Common Stock is subject to certain potential adjustments related to the dissolution of VHx.

         The Preferred Stock is convertible into shares of common stock at a conversion price based upon the market value of the common stock at a specified time provided that the conversion price cannot be less than $14.00 or greater than $15.00, and provided further that (i) the convertibility of the Preferred Stock has been approved by the stockholders of the Company by March 31, 2001 and
(ii) the performance milestone for the relevant series of Preferred Stock has been satisfied by March 31, 2001. The performance milestone for the Series A Preferred Stock is the recognition of revenue from 6,000,000 member months attributable to assets acquired. The performance milestone for the Series B Preferred Stock is the existence of 1,000,000 lives covered by the business operation attributable to assets acquired. In the event that the performance milestone of any series of Preferred Stock is not satisfied, that series of Preferred Stock will be cancelled. The maximum number of shares of common stock into which the Preferred Stock may be converted if both performance milestones are met is 1,427,076. In the event that the performance milestone for any series of Preferred Stock is satisfied by such date, but the required approval by the stockholders of the Company is not obtained by such date, the relevant series of preferred stock will begin on April 1, 2001 to accrued cumulative dividends at the rate of 8% per annum and will be redeemed in equal quarterly installments thereafter for three years out of capital legally available therefor.

         In connection with the asset purchase, HECOM entered into employment agreements with each of Eric T. Hillerbrand, Jeffrey W. Muscarella and Nan P. Smith, the Executive Vice President - Chief Knowledge Officer, Executive Vice President - Business Development, and President, respectively, of VHx, each of whom will serve in various managerial capacities with the Company.

         About VHx

         VHx is comprised of the HealthExchange assets and an EDI Division, which EDI Division was not acquired by the Company. HealthExchange is an Internet-based health care infomediary application, designed to provide all four core health network constituents, self-insured employers, health plans, doctors and employees/members (consumers), with highly customized administrative services, health and disease management tools, and e-commerce opportunities. HealthExchange will be comprised of a suite of three customizable, proprietary healthcare products; HealthExchange(TM), BenefitExchange(TM) and CareExchange(TM). Each product will be based on secure, scalable application service provider technology that meets all currently proposed federal guidelines for patient record confidentiality.

         The Company believes that the HealthExchange solution will be the first of its kind to supply health plans, providers, members and employers with highly customized services, health management tools and content, and e-commerce offerings. Together, the three products will provide a comprehensive Internet-based solution aimed at reducing costs and enhancing health plan members' health and overall experience. Through a proprietary suite of Internet tools and e-commerce solutions, HealthExchange will facilitate the flow of vital information and transactions between employers, doctors and health plans, and most uniquely, tie the employee/member into the benefit and health management process in a personalized, confidential online relationship. The result will be a reduction in health benefit administrative costs for employers and health plans, and improved health outcomes and satisfaction for employees/members. The management of Claimsnet.com knows of no other company that offers an integrated, end-to-end Internet solution that meets these needs for all four vital constituents of the healthcare network.

         John Deere Health ("JDH"), a subsidiary of Deere & Co., is participating in the pilot development of the products. JDH represents approximately 1,800 employers in addition to Deere & Co. In addition to development fees associated with the JDH agreement, primary future revenue sources for HealthExchange will include subscription fees (per member per month), transaction fees for e-commerce, co-branding and sponsorship fees and permission marketing fees (for delivering highly focused, permission-based marketing messages to users). VHx has signed product and marketing-related letters of intent for HealthExchange with Columbia University (clinical data repository with web-based physician/patient access) and Employease.com (web-based HR benefits management), and contracts with Hewlett-Packard (eSpeak(TM) Internet service brokering platform), RX Remedy/Do Health (Healthscout.com content and health risk assessments), VeriSign (digital encryption), Caredata.com (managed care forecasting tools, Citeline search engine, physician credentialing), and eGain (Web-based agent customer support technology).

         The transaction described above is qualified in its entirety by the Asset Purchase Agreement and related documents and subject to various conditions set forth in the Asset Purchase Agreement.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         The Company believes that the assets acquired, primarily software under development and intellectual property, do not meet the criteria of a business as defined in Regulation S-X, Article 11, Rule 11-01(d).

              (c) Exhibits.


4.1      Form of Certificate of Designation of Series A 8% Convertible
            Redeemable Preferred Stock.
4.2      Form of Certificate of Designation of Series B 8% Convertible
            Redeemable Preferred Stock.
10.1     Form of Asset Purchase Agreement, dated as of March 20, 2000, between
            Claimsnet.com inc., HealthExchange.com,  Inc., and VHX Company.*
10.2     Form of Amendment No. 1 to Asset Purchase Agreement, dated as of April
            18, 2000, among Claimsnet.com inc., HealthExchange.com, Inc., and VHX Company.
10.3     Form of Escrow Agreement, dated as of April 18, 2000, among
            Claimsnet.com inc., HealthExchange.com, Inc., VHX Company, Abrams, Garfinkel & Rosen, as Escrow Agent.
10.4     Side Letters, dated April 18, 2000, relating to the Asset Purchase
            Agreement, dated as of March 20, 2000, between Claimsnet.com inc., HealthExchange.com, Inc., and VHX Company.
10.5     Employment Agreement, dated as of April 18, 2000, between
            HealthExchange.com Inc. and Nan P. Smith.
10.6     Employment Agreement, dated as of April 18, 2000, between
            HealthExchange.com Inc. and Eric T. Hillerbrand.
10.7     Employment Agreement, dated as of April 18, 2000, between
            HealthExchange.com Inc. and Jeffery W. Muscarella.

*Previously filed
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 5, 2000

                                      CLAIMSNET.COM INC.



                                      By: /s/ Bo W. Lycke
                                        ---------------------------------------
                                         Bo W. Lycke
                                         Chairman of the Board of Directors,
                                         President, and Chief Executive Officer